                                                                   Exhibit 10.23



                                      WCC


                               SERVICES AGREEMENT


                                     BETWEEN

                        WACKENHUT CORRECTIONS CORPORATION


                                       AND


                            THE WACKENHUT CORPORATION

            FOR THE PERIOD JANUARY 1, 2002 THROUGH DECEMBER 31, 2004



                       FINAL DOCUMENT - OCTOBER 28 , 2002

                               SERVICES AGREEMENT

This AGREEMENT (the Agreement) is made as of January 1, 2002 by and between The Wackenhut Corporation, a Florida corporation with its principal place of business at 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410 (together with all of its subsidiaries other than Wackenhut Corrections Corporation, "TWC") and Wackenhut Corrections Corporation, a Florida corporation with its principal place of business at 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410 (together with all of its subsidiaries, "WCC").

                                    RECITALS

By means of this Agreement, the parties wish to set forth the terms and conditions on which TWC will provide WCC with services and assistance in its business and operations.

                               TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

A. PRICE/PAYMENT. As consideration for the services to be provided to WCC by TWC under the terms of this Agreement, WCC shall pay to TWC an annual fee (the "Annual Services Fee") as follows:


                             PAYMENT PER AGREEMENT

MONTHS OF THE YEAR                           2002                     2003                   2004
------------------                           ----                     ----                   ----

---------------------------------- ------------------------- ------------------------ --------------------
January                            $       204,918           $       134,615          $     134,615
---------------------------------- ------------------------- ------------------------ --------------------
February                                   204,918                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
March                                      256,147                   168,270                168,270
---------------------------------- ------------------------- ------------------------ --------------------
April                                      204,918                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
May                                        204,918                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
June                                       256,147                   168,270                168,270
---------------------------------- ------------------------- ------------------------ --------------------
July                                       204,918                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
August                                     192,163                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
September                                  240,201                   168,270                168,270
---------------------------------- ------------------------- ------------------------ --------------------
October                                    108,844                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
November                                   108,844                   134,615                134,615
---------------------------------- ------------------------- ------------------------ --------------------
December                                   136,052                   168,270                168,270
                                         ---------                 ---------              ---------
---------------------------------- ------------------------- ------------------------ --------------------
          Total                    $     2,322,988           $     1,750,000          $   1,750,000
---------------------------------- ========================= ======================== ====================

         The Annual Services Fee shall be payable by WCC to TWC in scheduled installments on a monthly basis. Any services provided by TWC to WCC beyond the services covered by the Annual Services Fee shall be billed to WCC on a cost basis as described below, or on such other basis as the parties may agree from time to time.

         B. TERM. The term of this Agreement shall be for the period January 1, 2002 through December 31, 2004.

         C. SERVICES. TWC agrees to provide the following services (subject to such modification or adjustment as may be mutually agreed upon by the parties) to WCC during the term of this
                  Agreement:

I. CORPORATE FINANCIAL GROUP: The Financial Department of TWC will provide the following services:

         A.       RISK MANAGEMENT

                  o Procure general liability, workers' compensation, automobile, Directors and Officers and property insurance coverage on behalf of WCC through September 30, 2002.

                  o As of October 1, 2002 TWC will manage all general liability, automobile and workers' compensation claims with occurrence dates prior to September 30, 2002.

         B.       TAX DEPARTMENT:

                  o   Prepare all tax returns and filings.

                  o Provide guidance on tax matters in the preparation of bids and proposals, financing structures, and in the structuring of joint ventures and international business arrangements.

                  o   Manage any IRS and State audits.

                  o THESE COSTS AND RELATED ACTIVITIES WILL NO LONGER BE PROVIDED AFTER DECEMBER 31, 2002.

         C.       CASH & TREASURY FUNCTIONS:

                  o   Manage daily cash transactions

                  o   Controlled disbursement funding

                  o   Stop payments

                  o   Debit & Credit detail

                  o   Lockbox, wire & ACH transfers

                  o   Electronic positive pay

                  o   Balance reporting

                  o   Daily investment sweeps

                  o   Research and analysis

                  o Manage excess cash and maximize interest income while ensuring sufficient liquidity to meet capital expenditure requirements

                  o Provide daily balance position, interest calculation and transaction detail

                  o Manage new account setup and account deletions as directed by WCC.

                  o   THESE SERVICES WILL NO LONGER BE PROVIDED AFTER JULY 31,
                      2002.

         D.       PAYROLL:

                  o Provide weekly and bi-weekly payroll processing, check issuance and handle federal withholding and reporting.

                  o THESE COSTS AND RELATED ACTIVITIES WILL NO LONGER BE PROVIDED AFTER DECEMBER 31, 2002.

         E.       MAIL/WAREHOUSE/STORAGE:

                  o TWC will provide mail pickup and delivery at two times daily.

                  o THESE COSTS AND RELATED ACTIVITIES WILL NO LONGER BE PROVIDED AFTER MARCH 31, 2003.

II.      INFORMATION SYSTEMS FOR THE PERIOD JANUARY 1, 2002 THROUGH DECEMBER 31,
         2002:

         TWC will provide Information Services in three areas:

         A.       Regarding Enterprise Resource Planning (ERP) System, TWC will,

                  o Provide quarterly training services according to WCC business requirements.

                  o Provide application development to support data analysis needs of WCC Corporate and Regional business management.

                  o Schedule, coordinate and distribute weekly and monthly financial reports.

                  o Provide Help Desk telephone support in the use of application software.

                  o Provide support with respect to configuration and deployment of personal computers for Corporate and field user.

                  o Update existing application systems in the areas of human resources and financials.

                  o Design disaster recovery procedures and execute disaster recovery plan in the event of a disaster.

                  o Establish and support the existence of The Wackenhut User Group.

                  o Provide on-site support for Enterprise applications to PGA office

         B.       Regarding Telecommunications, TWC will,

                  o Provide necessary infrastructure and equipment to support the use of telecommunications equipment throughout the organization.

                  o Provide on-site support for telecommunications to PGA office.

                  o Provide the necessary infrastructure and equipment to support the sharing of applications and data throughout the organization.

                  o Provide the necessary hardware to support the enterprise systems in the areas of high-speed printing and distribution, automated report distribution, automated job-scheduling, back up and recovery services.

                  o Provide Internet access and Internet e-mail capabilities to WCC Corporate, PGA office and field sites.

         C.       Regarding Project Management, TWC will,

                  o Provide project management services as required in the form of day- to-day project management.

III. INFORMATION SYSTEMS: JANUARY 1, 2003 THROUGH DECEMBER 31, 2004 ENTERPRISE APPLICATIONS

         A.       INFINIUM MODULES

                  Through the use of the shared Infinium/CCM system, TWC will continue to provide core transactional application services to WCC. To support the business requirements of WCC, the following Infinium subsystems will continue to be utilized under this service agreement:
                  In addition, if WCC decided to use any of the functionality provided in the CCM specific software, WCC will negotiate with TWC an appropriate fee to be paid for this use. This fee will be determined by market comparison of similar software using a third party, such as Gartner Group or IBM, and will be agreed upon prior to WCC's use of the CCM functionality.

               i.    Financial Systems

                  o   General Ledger (GL)

                  o   Accounts Receivable (AR)

                  o   Accounts Payable (AP)

                  o   Purchasing

                  o   Fixed Assets

               ii.   Payroll

               iii.  Human Resources

               iv.   Benefits

               v.    Financial Analysis System

                  As a supplemental analytical capability to Infinium's reporting system, WCC also uses Essbase, an industry leader in the financial Online Analytical Processing (OLAP) sector.

         B.       IT SUPPORT SERVICES

                  Consistent with the services rendered since the implementation of Infinium, the TWC IT staff will provide the following service and support functions to include:

                  o   Ongoing application support

                  o Apply Infinium upgrades as needed to support core business requirements

                  o   Printing and distribution of financial reports

                  o   Help Desk support for all WCC Infinium users

                  o Essbase administration, which includes the ongoing maintenance of the financial "cubes" and the monthly loading process from the Infinium financial subsystems.

                  o Ongoing Infinium user-ID administration as authorized by WCC

                  o   Affirmative action and EEO reporting

                  o   Processing of daily bank extracts

         C.       HOURS OF OPERATION

                  The TWC IT function operates on a 7x24 basis. The full staff is onsite from 08:30 to 17:30 Monday through Friday. A computer operator is onsite from 06:30 to 24:00 Monday through Friday and 00:00 to 08:00 on Sundays. During off-hours, the Wackenhut Call Center can page the on-call staff member(s) whenever requested. In addition, system management capabilities have been implemented in the data center that automatically page personnel if key systems or networks fail.

                  Please note that the all major IT applications, including Infinium, are not available to users on Sundays, from 00:00 to 12:00. System maintenance, modifications and upgrades are performed during this weekly "change window".

         D.       NETWORK SERVICES

                  TWC will continue to provide both long distance voice communications and Wide Area Network (WAN) data network communications under the respective AT&T services contracts.

                  The AT&T long distance voice contract expires January 1, 2003. The value of WCC participating under a common long distance contract is simply an optimal cost per minute as part of a larger volume-based service. WCC intends to continue to participate in a shared long distance contract. TWC is currently negotiating a two-year extension with AT&T given the unsettled dynamics associated with the telecommunications industry (there is a fear the cost per minute could rise due to reduced competition). WCC will participate in discussions with TWC prior to and during negotiations of this contract. WCC reserves the right to opt out of participating in any common long distance contract up until contract signing. Nothing in this agreement prevents WCC from negotiating a separate agreement with the same or different contractor.

                  The AT&T WAN contracts (one for the data services and one for management services) expire November 2003. TWC will continue to provide WCC data network services to HQ and Field employees to provide access to Infinium, email, operational applications and the Internet.

                  Technically, the network links at the correctional and hospital facilities will be redirected to the new WCC Headquarters facility. Optionally, two high-speed, diverse network links will be provided between the WCC and TWC locations for authorized access to Infinium depending on the location of the AS-400 and the location of the Essbase server.

                  From a security perspective, TWC will place and manage a firewall at the WCC location to ensure only authorized network traffic is routed to the TWC Infinium environment.

                  WCC will directly pay for the network links between their HQ facility and the TWC Headquarter facility. In addition, WCC will contract with an Internet Service Provider (ISP) to gain direct access to the Internet from their new HQ facility.

         E.       END USER TRAINING

                  The TWC IT department will provide quarterly classroom-style training sessions on all applicable Infinium modules for WCC personnel. Typically, the training sessions are three days in length. Assuming that the new WCC Headquarters facility has an adequate training classroom, the session will be held at the WCC location. If training facilities are not available, training will be held at the TWC Headquarters location.

                  WCC is responsible for all travel, lodging, and meal costs for WCC field personnel who attend the quarterly training sessions.

                  TWC will provide Infinium technical training to WCC IT personnel for support of the Infinium system.

         F.       DISASTER RECOVERY PLANNING (DRP)

                  TWC has a commercial contract with IBM for IT DRP services. Specifically, TWC can restore all major business applications at an IBM location in New Jersey in the event of a disaster. In addition, the TWC IT department conducts a "dry-run" of the DRP restoral process on an annual basis to best ensure the staff is prepared to support TWC and WCC in the event of an actual business disaster.

                  Please note two important elements of the DRP contract with
                  IBM:

                  o There will be an incremental charge of $39,000 to WCC due to the need for a second AS400. This charge will be in addition to the $1.75mm annual service fee.

                  o Systems based at the WCC correctional facilities (e.g., PDS, commissary system) are NOT covered under the TWC DRP plan per previous direction from the WCC management team. These systems could be covered under the DRP strategy if desired at an incremental cost. Please note that a DRP strategy for critical business systems will be a primary element of any external audit of IT systems and processes.

                  o If WCC elects to operate the server at its new headquarters in Boca Raton Florida, it may elect to obtain IT DRP services from an alternative provider.

         G.       TRANSITIONAL SERVICES AND ASSOCIATED COSTS

                  WCC will build and implement fully functional Human Resources, Payroll, Accounts Payable and Tax capabilities by January 1, 2003. These functional areas will continue to use the infinium application supported and maintained by TWC. To securely support this functional separation, a dedicated AS400 is required to run a copy of Infinium/CCM for WCC. The one-time capital / operating expense associated with the AS400 is estimated at $810,000. WCC will be the owner of the new AS 400 and all associated data and software except for Infinium/CCM. WCC will determine the operating location of the AS-400 and Essbase server. Ongoing operating expenses are estimated at $64,000 (excludes depreciation, software maintenance and hardware maintenance). These costs will be directly paid by WCC and are not part of the $1.75mm annual service charge.

                  In the event that the AS400 is moved from TWC Headquarters to any other location, WCC will provide and will be responsible for operational support to TWC in the following areas: Backup and recovery, offsite date storage, and other support as necessary.

                  If WCC elects to select new service providers (e.g., banking partner, medical insurer, 401K/retirement) and electronic interfaces are required between Infinium and the third party business partner, the development of the computer interfaces will be charged to WCC on a time and materials basis. All work will have proper authorization from the WCC management team before any expense is incurred.

                  At some point, during the term of this agreement for IT Services, WCC will begin the process of transitioning to its own fully functional IT department. TWC will assist with this process on a negotiated basis. Specifically, TWC may assist with programming, data retrieval, etc.

         H.       OUT OF SCOPE SERVICES

               i.    Electronic Mail

                      While part of the Year 2000 systems strategy called for a common, Lotus Notes-based email solution for Security Services, WCC and WRI, only Security Services fully adopted this mail platform. There was a stated direction for WCC to adopt Lotus Notes approximately six months ago, but with the planned separation, WCC has elected to implement their own email platform (Microsoft Exchange) no later than January 1, 2003. The WCC technical support team will implement and manage this email package.

               ii.   PC Service and Support

                      WCC will continue to provide help desk and technical support for all PCs within their respective organization. Whenever upgraded PC software is required to access Infinium, TWC will provide a copy of the software via a CD to the WCC staff for installation.

               iii.  Local Area Network (LAN) Service and Support

                      WCC will continue to support all file and print services as well as the physical infrastructure associated with their LAN environments (e.g., wiring, Ethernet hubs).

               iv. Corporate Headquarters Telephone System (PBX) Service and Support

                      WCC will manage the PBX system in the new HQ facility. This includes all moves, additions, and troubleshooting of telephones and inside wiring.

               v.    REMOTE FACILITY APPLICATION SUPPORT

                      WCC will continue to have full responsibility and accountability for all correctional and hospital-base business applications. Key examples include PDS, their inmate tracking system, and their commissary system.

               vi.   NEW PROJECTS PROCESS

                      If and when WCC elects engage the TWC IT staff for any new project activity, a detailed proposal will be jointly developed outlining overall project goals and objectives, business benefits, project costs, and a project timeline for management review. If approved by the WCC and TWC management teams, the project will then be fully initiated. Please note that the costs of any project are not included in the $1.75mm service charge and will result in an incremental charge to WCC.

                  THESE SERVICES WILL EXPIRE DECEMBER 31, 2004.

IV. Human Resources Department: The Human Resources Department of TWC will provide the following services until December 31, 2002. After that the services described in A. though F. will no longer be provided:

         A.       EMPLOYEE GROUP BENEFIT PLANS:

                  o Administration of group health benefit programs to include preparation of employee communications, processing of enrollments/cancellations, reconciling and processing of insurance carrier invoices for payment, responding to employee inquiries, etc.

                  o Provide compliance with laws affecting employee group health benefit programs in an effort to avoid penalties and potential lawsuits, (e.g., Section 125, Form 5500, preparation/distribution of Summary Annual Reports and COBRA).

                  o Identify benefit providers and appropriate plan designs to support new and existing WCC business needs.

                  o Negotiate annual renewal of HMO contracts. Present information with alternatives, if applicable, to WCC Management.

                  o Implementation of new benefit plans to include set up of new plans in the Payroll/HR System, participation in education and orientation of employees, etc.

         B.       SALARY ADMINISTRATION:

                  o Administer merit budget for headquarters to provide compliance with WCC guidelines.

                  o Analyze Position Analysis Questionnaires to develop recommendations for competitive salary ranges and merit budgets.

                  o Provide recommendations for competitive salaries for facility employees, as needed.

         C.       RETIREMENT PROGRAMS:

                  o Oversee plan administration to include preparation of plan documents and required amendments, processing of enrollments/withdrawals, responding to employee inquiries, etc.

                  o Design and develop retirement plans to support new and existing WCC business needs.

                  o   Provide compliance with regulatory issues.

                  o Compile all information required for discrimination testing and review results.

                  o Prepare employee communication materials as well as educate employees through orientation meetings.

         D.       AFFIRMATIVE ACTION/EEOC:

                  o Provide guidance and support with respect to equal employment opportunity/affirmative action concerns and claims.

                  o Serve as a source for certain affirmative action statistical information, Federal and State civil rights legislation, and TWC and WCC policy interpretation. Prepare equal employment/affirmative action policies and make periodic modifications to provide consistency with Federal and State Civil Rights Laws.

                  o Investigation and prepare position statements in response to charges of discrimination filed with Federal (EEOC) and State Agencies (Texas Commission on Human Rights, California Department of Fair Employment and Housing, etc.) Serve as liaison with investigating agencies throughout the duration of said charges. Prepare and provide additional information when requested by the government agencies. Coordinate settlement of charges if deemed appropriate.

                  o Coordinate OFCCP Compliance reviews and provide technical support for audits of WCC locations; serve as liaison with the OFCCP.

         E.       RECRUITMENT AND SELECTION:

                  o Provide support in the area of identifying, interviewing, and selecting candidates.

                  o   Coordinate relocation of new hires and transfers.

         F.       EMPLOYEE RELATIONS:

                  o Provide guidance and compliance with certain Federal and State Regulations pertaining to the Family Medical Leave Act, Fair Labors Standards Act, Wage and Hour issues, etc.

                  o   Assist in the review and critique of employee handbooks.

                  o Provide support and interpretation of company human resources policies and practices.

                  o   Administer service and recognition award programs.

                  o   Provide support with unemployment claim issues.

                  o Monitor Worker Opportunity Tax Credit (WOTC) program for compliance.

                  o Provide guidance with respect to employee issues involving disciplinary actions and counseling.


V. Details of Performance; Changes. Reasonable details of TWC's performance of services hereunder may be specified in greater detail in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

VI. Audit Rights. WCC shall have the right to (or cause its accountants to) review the books and records of TWC at any time during reasonable business hours to (a) confirm that the services required to be provided by TWC hereunder as part of the Annual Services Fee have been provided, and (b) to confirm the cost basis of any services provided by TWC which are not provided as part of the Annual Services Fee. The cost of such audit shall be borne by WCC, unless such audit shall reveal a discrepancy in the cost of any services in excess of 5%, in which case, the cost of such audit shall be borne by TWC.

VII. No Agency. TWC shall perform its services under this Agreement as an independent contractor. Each party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of the other party, or to bind the other party with regard to third parties in any manner.

VIII. Notices. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing and be deemed received upon delivery by hand or five days after mailing by certified mail, return receipt requested, addressed to the recipient party at its address set forth above.

IX. Transition: TWC will assist WCC in the process of transitioning services currently provided for human resources, payroll and tax. This assistance will include, but not be limited to, historical information, job descriptions, access to data, discussion of policies, electronic copies of policies.

X. For purposes of historical payroll and tax information TWC will provide access to this information in the event of audits by local state or federal regulators or agencies. Labor and material cost incurred related to retrieving information will be paid for by WCC.

XI. Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should TWC fail to perform hereunder and shall have provided proper notice to WCC that it is unable to perform on account of one or more reasons set forth in this section, WCC may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as WCC shall be reasonably required to commit to in order to obtain such replacement services and the Annual Services Fee shall be reduced accordingly up to a maximum of the annual service fee calculated on a pro rate basis for each day services are not provided. However, WCC will not be permitted to recover any resultant or consequential damages due to the inability of TWC to perform.

XII.     Deleted

XIII.    Miscellaneous.

         A. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject matter.

         B. This Agreement shall be binding upon, and shall inure to the benefit of TWC, WCC and their respective successors and assigns.

         C. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         D. This Agreement shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts to be performed entirely in that State.

         E. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         F. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         EXECUTION

         The parties have caused this Agreement to be signed as of the date first above written, whereupon it became a binding agreement.



              THE WACKENHUT                 WACKENHUT CORRECTIONS
               CORPORATION                       CORPORATION

BY:         DANIEL E. MASON           BY:   JOHN G. O'ROURKE
  ---------------------------------      -----------------------------
NAME:       DANIEL E. MASON           NAME: JOHN G. O'ROURKE
     ------------------------------        ---------------------------
TITLE:   VICE PRESIDENT & CFO         TITLE: CHIEF FINANCIAL OFFICER & TREASURER
      -----------------------------         ------------------------------------
DATE:      OCTOBER 22, 2002           DATE: OCTOBER 22, 2002
     ------------------------------        -------------------------------------

                       ALLOCATION OF ANNUAL SERVICES FEE

    SERVICES                                    2002                    2003                    2004
------------------------------------- ----------------------- ----------------------- -----------------------
     PAYROLL                          $       213,531                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     WAREHOUSE                                  9,991                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     TREASURY                                  28,119                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     INFORMATION SYSTEMS                    1,438,086         $       1,750,000       $       1,750,000
------------------------------------- ----------------------- ----------------------- -----------------------
     TAX                                      148,011                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     BUILDING SERVICES                                                  -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     HUMAN RESOURCES                          415,144                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     INTERNAL AUDIT                            70,106                   -                       -
------------------------------------- ----------------------- ----------------------- -----------------------
     TOTAL G&A                        $     2,322,988         $       1,750,000       $       1,750,000
                                      ======================= ======================= =======================
------------------------------------- ----------------------- ----------------------- -----------------------